Exhibit 5.1
                                               -----------
                                               (Includes Exhibits 8.1 and 23.1)







                                               November 12, 1997




Southern Pacific Secured Assets Corp.
One Centerpointe Drive, Suite 500
Lake Oswego, Oregon 97035

                Re:    Southern Pacific Secured Assets Corp.
                       Mortgage Pass-Through Certificates
                       and Mortgage-Backed Notes;
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Southern Pacific Secured Assets Corp., a California corporation (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates ("Certificates") and Mortgage-Backed Notes ("Notes"; and together with Certificates, "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the forms filed as an Exhibit to the Registration Statement. The Notes are issuable in series pursuant to separate indentures (each such indenture, an "Indenture"), between an issuer and an indenture trustee, each to be identified in the prospectus supplement for such series of Notes. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.



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Southern Pacific Secured Assets Corp.
November 12, 1997                                                        Page 2.

                  In connection with rendering this opinion letter, we have examined the forms of the Pooling and Servicing Agreements and Indenture contained as Exhibits in the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we also have assumed the enforceability of such documents.

                  In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                  Based on the foregoing, we are of the opinion that:

                  1. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Pooling and Servicing Agreement will be a legal and valid obligation of the Registrant.

                  2. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer.

                  3. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of that Pooling and Servicing Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of that Pooling and Servicing Agreement.

                  4. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Notes of such series have been duly executed and authenticated in accordance with the provisions of that

Southern Pacific Secured Assets Corp.
November 12, 1997                                                        Page 3.


Indenture, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Notes will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding obligations of the applicable issuer, and the holders of such Notes will be entitled to the benefits of that Indenture.

                  5. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in Securities, is accurate with respect to those tax consequences which are discussed.

                  We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the heading "Legal Matters", and in the prospectus included in the Registration Statement under the heading "Certain Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.


                                          Very truly yours,

                                          /s/ Thacher Proffitt & Wood
                                          THACHER PROFFITT & WOOD

                     CONSENT TO ACTION TAKEN WITHOUT MEETING
                               IN LIEU OF MEETING
                                       OF
                               BOARD OF DIRECTORS
                                       OF
                      SOUTHERN PACIFIC SECURED ASSETS CORP.
                            a California corporation


                  The undersigned, being the duly elected and qualified members of the Board of Directors of SOUTHERN PACIFIC SECURED ASSETS CORP., a California corporation (the "Company"), do hereby consent in writing to the adoption of the following resolutions, effective as of the date set forth below, pursuant to the Bylaws of the Company and all applicable California laws permitting such actions to be so taken:

         RESOLVED, that the Chairman of the Board of Directors, the Chief Executive Officer, the directors and other officers specifically authorized by the Board of Directors in writing in their capacities as such be, and they hereby are, authorized to sign on behalf of the Company, a Registration Statement on Form S-3 with respect to the registration of One Billion ($1,000,000,000) Mortgage Pass-Through Certificates and Mortgage-Backed Notes (together, the "Securities") (such registration statement is herein called the "Registration Statement"); and Robert W. Howard, Chairman of the Board of Directors, Bernard Guy Chief Executive Officer, President, Chief Operating Officer; Frank Frazzitta, Chief Financial Officer and James L. Smith, Secretary, and any other officer specifically authorized by the Board of Directors in writing (the "Authorized Officers") are hereby authorized to cause the same to be filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933 and the Securities and Exchange Commission's rules and regulations thereunder;

         RESOLVED, that the Authorized Officers be, and they hereby are, also authorized to sign on behalf of the Company and cause to be filed such amendments and supplements to the Registration Statement, including, without limitation, the financial statements and schedules, exhibits and form of Prospectus required as a part thereof, which such Authorized Officers in their sole discretion find necessary or desirable in order to effect the registration and takedown therefrom;

         RESOLVED, that the Chairman of the Board of Directors or Chief Financial Officer be, and each of them, with full authority to act without the others, hereby is, authorized to sign the Registration Statement and any amendments to the Registration Statement on behalf of, and as attorney for, the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other expressly authorized officers of the Company;

         RESOLVED, that the Authorized Officers of the Company and its counsel be, and each of them, with full authorization to act without the others, hereby is, authorized to appear on behalf of the Company before the Securities and Exchange Commission in connection with any matter relating to the Registration Statement and to any amendment thereto;

         RESOLVED, that the Authorized Officers be, and each of them, with full authority to act without the others, hereby is, authorized to execute, in the name and on behalf of the Company, one or more Powers of Attorney, constituting and appointing the attorney-in-fact and agent of the Company, with full power to act without the others, to sign the Registration Statement and any and all amendments thereto, with power where appropriate to affix the corporate seal of the Company and to attest said seal, to file the Registration Statement and each amendment so signed with all exhibits thereto with the Securities and Exchange Commission;

         RESOLVED, that James L. Smith, the Secretary of the Company is hereby designated to act on behalf of the Company as the agent for service of process in connection with the Registration Statement and authorized to receive notices and communications from the Securities and Exchange Commission in connection with the Registration Statement;

         RESOLVED, that the Authorized Officers, the Secretary or any Assistant Secretary of the Company be, and each of them with full authority to act without the others, hereby is, authorized and directed in the name and on behalf of the Company to take any and all actions which he or she may deem necessary or advisable in order to obtain a permit, register or qualify the Securities for issuance and sale or to request an exemption from registration of the Securities, to register or obtain a license of the Company as a dealer or broker under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments as may be deemed by such officer to be useful or advisable to be filed, and that the Board of Directors hereby adopts the form of any and all resolutions required by any such state authority in connection with any such applications, reports, issuer's covenants, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments if (i) in the opinion of the officer of the Company so acting the adoption of such resolutions is necessary or advisable and (ii) the Secretary of the Company evidences such adoption by filing with this Unanimous Written Consent copies of such resolutions, which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in this Unanimous Written Consent as part of this resolution with the same force and effect as if included herein, and that the Authorized Officers, the Secretary or any Assistant Secretary of the Company take any and all further action which they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interest of the Company;

         RESOLVED, that it is in the best interests of the Company that the Securities be qualified or registered for sale in various states, that the Authorized Officers, the Secretary or any

         Assistant Secretary of the Company and its counsel are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities as said Authorized Officers, the Secretary of any Assistant Secretary may deem advisable, that said Authorized Officers, Secretary or any Assistant Secretary are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and the execution by such Authorized Officers, Secretary or any Assistant Secretary of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents to be executed and the action so taken;

         RESOLVED, that (i) the establishment of the trust fund for any series (a "Series") of Securities (the "Trust Fund"), (ii) the issuance and sale of the Securities of such Series, with such designations, original principal amounts, pass-through rates and such other terms, all substantially as set forth in the Registration Statement and the Prospectus and Prospectus Supplement relating to such Series and (iii) the conveyance to the Trust Fund of mortgage loans having aggregate principal amounts equal to the aggregate principal amounts of the Securities which constitute such Series, in return for such Securities, are hereby approved by the Company;

         RESOLVED, that (i) the proposed form and terms of the Pooling and Servicing Agreement, Owner Trust Agreement, Trust Agreement, Indenture, Servicing Agreement or any other related agreement, document or instrument for any Series of Securities (together, the "Offering Documents") (as described in the Registration Statement and the Prospectus and the Prospectus Supplement relating to such Series) are hereby approved by the Company and (ii) the Authorized Officers be, and each of them hereby is, authorized to execute and deliver the Offering Documents, generally in a form previously executed by the Company, with such changes as any of the Authorized Officers may deem necessary or advisable;

         RESOLVED, that the preparation of a Prospectus Supplement relating to the Securities of a Series and the use of the Prospectus Supplement and Prospectus in connection with the sale of the Securities offered thereby is hereby approved;

         RESOLVED, that the proposed form and terms of any Underwriting Agreement among one or more underwriters and the Company, as described in the Registration Statement and any Prospectus and Prospectus Supplement for any Series are approved, and each of the Authorized Officers is and shall be authorized to execute and deliver any such Underwriting Agreements, generally in a form previously executed by the company, with such changes as any of the Authorized Officers may deem necessary or advisable;

         RESOLVED, that each Authorized Officer is authorized to request the Trustee under the applicable Articles and Sections of the Pooling and Servicing Agreement or Indenture to authenticate, or cause the Certificate Registrar to authenticate, the Securities of any Series and to deliver the same in accordance with the orders of the Company;

         RESOLVED, that, upon such request, the execution of the Securities for such Series by the Trustee under the Pooling and Servicing Agreement or Indenture and their authentication by the Trustee or the Certificate Registrar is authorized by the Company, and each Authorized Officer is authorized to, upon receipt of the price for the underwritten Securities stated in any Underwriting Agreement to be paid to the Company, deliver, or cause to be delivered, such underwritten Securities in accordance with the terms of such Underwriting Agreement;

         RESOLVED, that any class or classes of Securities of any Series created and issued under any Pooling and Servicing Agreement or Indenture are hereby authorized to be sold pursuant to any Underwriting Agreement or Purchase Agreement, or any similar agreement, generally in a form previously executed by the Company, with such changes as any of the Authorized Officers may deem necessary or advisable, either at the time of issuance or thereafter, including for the purpose of creating a new Series of Securities;

         RESOLVED, that the execution of any agreement, instrument or document by an Authorized Officer of the Company pursuant to these resolutions shall constitute conclusive evidence of the approval of, and of that Authorized Officer's authority to execute, such agreement, instrument or document;

         RESOLVED, that the Authorized Officers, the Secretary or any Assistant Secretary of the Company be, and each of them hereby is, authorized to take any other action and execute and deliver any other agreements, documents, and instrument, including powers of attorney, as any of the Authorized Officers, the Secretary or any Assistant Secretary deem necessary or advisable to carry out the purpose and intent of the foregoing resolutions;

         RESOLVED, that the Authorized Officers, the Secretary or any Assistant Secretary of the Company or any attorney-in-fact of the Company be, and each of them hereby is, authorized to attest and affix the corporate seal of the Company to any agreement, instrument or document executed pursuant to any of the foregoing resolutions by impressing or affixing such seal thereon or by imprinting or otherwise reproducing thereon a facsimile thereof; and

         RESOLVED, that any action of the Board of Directors, the Authorized Officers, the Secretary or any Assistant Secretary of the Company in furtherance of the purposes of the foregoing resolutions, whether taken before or after the adoption or effectiveness of these resolutions are hereby approved, confirmed, ratified and adopted.

                  IN WITNESS WHEREOF, the undersigned Directors have executed this Unanimous Written Consent this 28 day of October, 1997.

/s/ Robert W. Howard
-----------------------------------------
Robert W. Howard

/s/ Bernard Guy
-----------------------------------------
Bernard Guy

/s/ James L. Smith
-----------------------------------------
James L. Smith

/s/ Frank Frazzitta
-----------------------------------------
Frank Frazzitta

/s/ George Alexander
-----------------------------------------
George Alexander